UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2014

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On May 9, 2014, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Cherokee Inc. (“Cherokee”) approved certain stock option grants for each of Cherokee’s current named executive officers. In addition, the Committee approved certain changes to the salary and bonus eligibility of Cherokee’s Chief Financial Officer for Cherokee’s fiscal year ending January 31, 2015 (“Fiscal 2015”) and for future fiscal years. The foregoing executive compensation matters are summarized below:

1.              Henry Stupp, Cherokee’s Chief Executive Officer, was awarded an option to purchase up to 75,000 shares of Cherokee’s common stock under Cherokee’s 2013 Stock Incentive Plan (the “2013 Plan”) with an exercise price of $13.54, which was the closing price of Cherokee’s common stock on the Nasdaq Global Select Market on the date of grant. These stock options vest in equal annual installments over the next three years and are subject to a seven year term.

2.              Howard Siegel, Cherokee’s President and Chief Operating Officer, was awarded an option to purchase up to 30,000 shares of Cherokee’s common stock under the 2013 Plan with an exercise price of $13.54, which was the closing price of Cherokee’s common stock on the Nasdaq Global Select Market on the date of grant. These stock options vest in equal annual installments over the next three years and are subject to a seven year term.

3.              Jason Boling, Cherokee’s Chief Financial Officer, was awarded an option to purchase up to 30,000 shares of Cherokee’s common stock under the 2013 Plan with an exercise price of $13.54, which was the closing price of Cherokee’s common stock on the Nasdaq Global Select Market on the date of grant. These stock options vest in equal annual installments over the next three years and are subject to a seven year term. In addition, Mr. Boling’s base salary was increased to $300,000 per year, with such salary increase to be effective as of May 1, 2014. Lastly, the Committee adjusted Mr. Boling’s target bonus percentage to 30% of his salary and directly linked it to the performance of the Company ( the “Performance Bonus”). The Performance Bonus is to be calculated based on the achievement of Cherokee’s EBITDA and such bonus  increases or decreases between 120% and 80% of EBITDA similar to the calculation as noted in Mr. Stupp’s restated employment agreement. The foregoing changes to Mr. Boling’s base salary and bonus eligibility supersede the applicable terms of Mr. Boling’s offer letter with Cherokee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

May 15, 2014	By:	/s/ Jason Boling
Jason Boling
Chief Financial Officer